UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2021 (March 1, 2021)

Commission file number 001-16583.
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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309-7676
(Address of principal executive offices)
(404) 853-1400
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, Acuity Brands, Inc. (the “Company”) announced certain management changes.

The Company announced that effective March 1, 2021, Richard K. Reece will assume the role of Vice Chairman of Acuity Brands Lighting, Inc., a subsidiary of the Company ("ABL"), and will no longer serve as President of ABL. Mr. Reece will continue as Executive Vice President of the Company. In these roles, he will be involved in corporate and business development activities and assist in strengthening agency engagement across the Company’s independent sales network.

The Company also announced that Trevor S. Palmer will succeed Mr. Reece as President of the Company's lighting and lighting controls business. A copy of the Company’s News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference here.

Item 9.01	Financial Statements and Exhibits.

(d)		Exhibits

	99.1	Press Release dated March 1, 2021.
	104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: March 1, 2021

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Press Release dated March 1, 2021	(Filed with the Commission as part of this Form 8-K).
104	Cover Page Interactive Data File (embedded within the inline XBRL document).	(Filed with the Commission as part of this Form 8-K).